UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

VALOR COMMUNICATIONS GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32422 (Commission File Number)	20-0792300 (IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 "Financial Statements and Exhibits
SIGNATURE
EX-99.1: PRESS RELEASE

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 8, 2005, the Board of Directors of Valor Communications Group, Inc. (the “Company”) by written consent appointed Stephen Brodeur, John J. Mueller, M. Ann Padilla, Edward L. Lujan, Jr., Federico F. Peña and Michael E. Donovan to serve on its Board of Directors, effective as of the start of business on February 9, 2005. Mssrs. Peña and Donovan were designated as directors by Vestar Capital Partners and Welsh, Carson, Anderson & Stowe, respectively, pursuant to a Securityholders Agreement by and among the Company and certain of its shareholders, the form of which is attached as Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-114298). Mssrs. Brodeur and Lujan and Ms. Padilla were also appointed to serve on the Company’s Audit Committee. A copy of the press release relating to the appointment of directors is being furnished by being attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 15, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2005	VALOR COMMUNICATIONS GROUP, INC.

	By:	/s/ William M. Ojile, Jr.

William M. Ojile, Jr. Senior Vice President, Chief Legal Officer and Secretary